Exhibit 10.8
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 31, 2005, by and between THE SPORTSMAN’S GUIDE, INC., a Minnesota corporation (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 29, 2004, as amended from time to time (“Credit Agreement”).
     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1.	Section 5.8 is hereby deleted in its entirety, and the following substituted therefor:
“SECTION 5.8 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding without the prior written consent of Bank. Notwithstanding the foregoing, Bank hereby expressly acknowledges and agrees that Borrower shall be permitted to continue to repurchase up to 10% of its common stock through May 31, 2006.”
2.	Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

3.	Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

THE SPORTSMAN’S GUIDE, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION
By:		By:
	Charles Lingen, Chief Financial Officer	Thomas Skalitzky, Relationship Manager